                              CONSULTING AGREEMENT

        Consulting Agreement, dated as of this _____ day of November, 2001, between
Tampa Bay Financial, a Florida corporation ("TBF"); American Communications
Enterprises, Inc., a Nevada corporation ("ACEN"); and NeoGenomics, Inc., a
Florida corporation ("NeoGenomics").

                                    RECITALS

        A.      TBF, ACEN, NeoGenomics and Michael Dent, M.D., have entered into a certain Agreement and Plan of Exchange dated as of November ___, 2001 (the "Plan of Exchange"), pursuant to which, among other things, ACEN will acquire all of the outstanding shares of NeoGenomics.

        B.      Under the terms of the Plan of Exchange, TBF has agreed to provide consulting services to ACEN and NeoGenomics (the "Companies"), and the Companies
have agreed to engage TBF to provide such services, on the terms and conditions set forth in this Agreement.

        NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained in this Agreement, the parties hereby agree as follows:

        1.      Engagement. The Companies hereby retain TBF, on the terms and conditions set forth in this Agreement, to serve as an independent consultant to the Companies in connection with the operations of the Companies.

        2.      Services to Be Rendered.

                (a)     The consulting services of TBF shall consist of: (i) the
assistance in locating a chief financial officer for the Companies; (ii) the provision of a director to the Companies; (iii) investor relations for the Companies; (iv)
assistance in coordinating the preparation of ACEN's financial statements and any required SEC filings; (v) assistance in obtaining market makers for ACEN;
(vi) advice concerning the Companies' finances and operations, including their bank and lending arrangements, potential acquisitions, its personnel, equipment and marketing operations, potential product lines, competition and customer services; and (vii) such other matters as the Companies may reasonably request.

                (b)     As part of its services, TBF shall pay from its own funds
the following expenses of the Companies:

                        (i)     the salary of their chief financial officer;

                        (ii)    the costs incurred by the Companies in preparing
all required filings under federal and state securities laws, including the fees and expenses of securities counsel, the fees and expenses of the accountants for the Companies (and each party hereto consents to the representation by such counsel of Companies, and the payment by TBF of such fees), the fees and expenses of the

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transfer agent and any fees and expenses of maintaining ACEN's listing on the
OTC Bulletin Board.

                (c)     TBF shall make available to consult with the management of the Companies, with reasonable frequency, at TBF's offices by phone or at the
Companies' office, or such other place as the parties may agree, executives or other employees or agents of TBF; provided, however, that TBF shall be entitled to full and complete compensation as set forth in Section 4 whether or not called upon by the Companies to render any consulting services.

        3.      Term. This Agreement shall commence on the date of this Agreement, and shall have an initial term of one year and may be extended at the option of TBF for two additional terms of one year each. This Agreement shall terminate in the event that TBF fails to consummate the purchase of shares of ACEN in accordance with the terms of the Plan of Exchange.

        4.      Compensation. The Companies shall pay TBF a fee of $10,000 per month for its services.

        5.      Right of First Refusal. TBF shall have a right to first refusal to purchase any securities which may be offered by ACEN, on the following terms and conditions:

                (a)     In the event that ACEN proposes to sell any of its securities
(the "Offered Securities"), ACEN shall provide to TBF written notice of the proposed sale, including the type of securities to be sold, the number or amount of such securities to be sold, the purchase price of the securities and the proposed terms of the offering (the "Notice of Sale"). For a period of 20 days, TBF shall have the right to purchase any or all Offered Securities on the terms set forth in the Notice of Sale, with the exception that TBF will only be obligated to pay an amount equal to 50% of the purchase price set forth in the Notice of Sale.
TBF may exercise its right by delivering written notice of such exercise to ACEN within the required 20 day period.

                (b)     If TBF exercises its right to purchase some or all of the
Offered Securities within the required period, then TBF and ACEN will complete the sale to TBF within 20 days after TBF exercises its right to purchase the Offered
Securities.

                (c)     If TBF does not exercise its right to purchase all of the
Offered Shares within the required period, then ACEN shall have the right to sell any of the Offered Shares not acquired by TBF to one or more parties selected by
ACEN (including the other shareholders of ACEN) on the terms, including purchase price, set forth in the Notice of Sale. The sale of Offered Shares must be completed, if at all, within 120 days of the Notice of Sale.

                (d)     The provisions of this Section 5 shall not apply to the
following transactions:

                        (i)     the issuance of stock options by ACEN to employees
of the Companies, and the sale of shares purchased pursuant to such stock options; or

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                        (ii)    the issuance of shares in connection with a merger,
share exchange or similar acquisition of another company by ACEN.

                (e)     The provisions of this Section 5 shall expire 18 months after the date of this Agreement.

        6.      Reimbursement. The Companies shall reimburse TBF for all reasonable out-of-pocket and travel and travel-related expenses incurred by TBF in connection with its performance of services under this Agreement, in accordance with reasonable policies established from time to time by the Board of Directors of the Companies.

        7.      Exculpation and Indemnification. TBF shall have no liability to the
Companies for any advice or other services rendered hereunder except such as may arise from TBF's willful misconduct and gross negligence. The Companies shall indemnify and save harmless TBF, its officers, directors, employees and stockholders from and against any and all losses, liabilities, expenses
(including, without limitation, reasonable fees and disbursements of counsel), claims, liens, or other obligations whatsoever which TBF may suffer or incur by virtue of or as a result of its consultancy with the Companies.

        8.      Independent Contractor. TBF acknowledges that it is an independent contractor. Except as otherwise provided in Section 6 hereof, TBF shall be responsible for all taxes and other expenses attributable to the rendition of services hereunder to the Companies. Nothing herein contained shall be deemed to constitute a partnership between or a joint venture by TBF and the Companies, nor shall anything herein contained by deemed to constitute TBF or the Companies the agent of the other. Neither TBF nor the Companies shall be or become liable or bound by any representation, act or omission whatsoever of the other one made contrary to the provisions of this Agreement.

        9.      Confidentiality. TBF has and will come into possession of confidential information concerning the Companies and its operations. TBF will not, during the term of this Agreement or thereafter, reveal to outside sources, without the
Companies' consent, any such confidential information which TBF has in its possession, or which may come into TBF's possession and is designated confidential by the Companies unless required by law to do so or unless such information has become public knowledge without the fault of TBF.

        10.     Benefit. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

        11.     Notices. All notices, requests, demands and other communications hereunder shall be in writing, shall be effective upon receipt and shall be sent by certified mail to the following addresses:

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                  If to TBF:                Tampa Bay Financial, Inc.
                                            355 Interstate Boulevard
                                            Suite 309
                                            Sarasota, Florida  34240
                                            Attn:  Carl L. Smith

                  If to the Companies:      NeoGenomics, Inc.
                                            840 111th Avenue North
                                            Naples, Florida  34108
                                            Attn:  Michael T. Dent, M.D.

provided, however, that any of the parties hereto may, from time to time, give to the other notice of some other address to which communications to it shall be sent, in which event notice to such party shall be sent to such address.

        12.     Governing Law. This Agreement and its interpretation, construction and enforcement shall be governed by the laws of the State of Florida applicable to contracts made and to be performed entirely herein. Any action to enforce this
Agreement shall be brought within Collier County, Florida.

        13.     Integration; No Waiver. This Agreement contains the entire agreement of the parties hereto with respect to its subject matter and may not be changed, modified or amended unless in writing and signed by the parties hereto. Any waiver or breach of any term or conditions of this Agreement shall not be deemed to constitute a waiver of any other term or condition or subsequent breach of the same condition.

        14.     Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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        IN WITNESS WHEREOF, the parties have executed this Agreement this _____day of __________, 2001.

                                                     TAMPA BAY FINANCIAL

                                                     By: __________________________________
                                                         Title:
                                                         Name:

                                                     AMERICAN COMMUNICATIONS
                                                     ENTERPRISES, INC.

                                                     By: __________________________________
                                                         Title:
                                                         Name:

                                                     NEOGENOMICS, INC.

                                                     By: __________________________________
                                                         Title:
                                                         Name: